Exhibit (8)(ii)(ii)

          AMENDMENT TO PARTICIPATION AGREEMENT, ADMINISTRATIVE SERVICES
           AGREEMENT FOR VP FUNDS AND DISTRIBUTION SERVICES AGREEMENT
              FOR VP FUNDS AMONG JEFFERSON NATIONAL LIFE INSURANCE
                     COMPANY, PROFUNDS, ACCESS ONE TRUST AND
                              PROFUND ADVISORS LLC

      This Amendment to each of (a) the Participation Agreement dated May 1, 2010, by and among Jefferson National Life Insurance Company ("Company"), ProFunds, Access One Trust, and ProFund Advisors LLC, (b) Administrative Services Agreement for VP Funds dated May 1, 2010 between the Company, ProFunds and Access One Trust, and (c) Distribution Services Agreement for VP Funds dated May 1, 2010 between the Company, ProFunds and Access One Trust (collectively, the "Agreements"), is made as of September 17, 2010.

WHEREAS, the parties hereto desire to amend Schedule A of the Agreements,

NOW THEREFORE, in consideration of the mutual promises and agreements made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreements as follows:

1. Schedule A. Schedule A of each Agreement shall be deleted in its entirety and replaced by the following:

                                   SCHEDULE A

Account(s)                                                  Contract(s)
Jefferson National Life                                     JNL-2300 Series
Annuity Account G                                           and state variations

Designated Portfolio(s)                                CUSIP
-----------------------                                -----
VP Asia 30                                             743185761
VP Bull                                                743185738
VP Europe 30                                           743185597
VP International                                       74318W788
VP Japan                                               743185118
VP Large-Cap Growth                                    74318A455
VP Large-Cap Value                                     74318A463
VP Mid-Cap                                             74318A711
VP Mid-Cap Growth                                      74318A687
VP Mid-Cap Value                                       74318A695
VP NASDAQ-100                                          743185134
VP Small-Cap                                           743185126
VP Small-Cap Growth                                    74318A729
VP Small-Cap Value                                     74318A737
VP Emerging Markets                                    74318W820
VP UltraBull                                           743185712
VP UltraMid-Cap                                        74318A679
VP UltraNASDAQ-100                                     743185647

VP UltraSmall-Cap                                      743185753
VP Bear                                                743185688
VP Short Emerging Markets                              74318W838
VP Short International                                 74318W796
VP Short Mid-Cap                                       74318A232
VP Short NASDAQ-100                                    743185589
VP Short Small-Cap                                     74318A661
VP UltraShort OTC                                      743185613
VP Banks                                               74318A208
VP Basic Materials                                     74318A307
VP Biotechnology                                       74318A406
VP Consumer Goods                                      74318A604
VP Consumer Services                                   74318A505
VP Financials                                          74318A885
VP Health Care                                         74318A877
VP Industrials                                         74318A869
VP Internet                                            74318A851
VP Oil & Gas                                           74318A703
VP Pharmaceuticals                                     74318A836
VP Precious Metals                                     74318A828
VP Real Estate                                         74318A810
VP Semiconductor                                       74318A794
VP Technology                                          74318A786
VP Telecommunications                                  74318A778
VP Utilities                                           74318A760
VP Falling U.S. Dollar                                 74318A166
VP Rising Rates Opportunity                            74318A653
VP U.S. Government Plus                                743185563
VP Money Market                                        743185779
Access VP High Yield Fund                              00433W-304

2. Matters Relating to the Trust as a Delaware Business Trust. Each of the ProFunds VP series of ProFunds identified in Schedule A and each Access VP series of the Access One Trust identified in Schedule A (individually, a "Fund" and collectively, the "Funds") shall be regarded for all purposes hereunder as a separate party apart from each other Fund. Each of Access One Trust and ProFunds are referred to as a "Trust." Each Agreement, as amended hereby, constitutes a separate and distinguishable agreement between Company and each Trust on behalf of it respective Funds. Each Agreement, as amended hereby, has been structured as a single document for convenience only. It is expressly acknowledged and agreed that any duty or obligation of Access One Trust and ProFunds shall be binding only upon the assets of the particular Fund so obligated and shall not be binding upon any other Fund or any trustee, officer or shareholder of ProFunds or Access One Trust. Neither the authorization of any action by the Trustees or shareholders of ProFunds or Access One Trust nor the execution of this Agreement on behalf of ProFunds or Access One Trust shall impose any liability upon any Trustee, officer, shareholder, employee or agent of ProFunds or Access One Trust personally, but shall bind only the trust property of ProFunds or Access One Trust, as applicable.

3. Other. All other terms and conditions of the Agreements shall remain in effect.

      This Amendment is executed as of the date first set forth above.

Jefferson National Life Insurance Company   By its authorized officer
                                            By: ________________________________
                                            Title: _____________________________
                                            Date: ______________________________

ProFunds                                    By its authorized officer
                                            By: ________________________________
                                            Title: _____________________________
                                            Date: ______________________________

ProFund Advisors LLC                        By its authorized officer
                                            By: ________________________________
                                            Title: _____________________________
                                            Date: ______________________________

Access One Trust                            By its authorized officer
                                            By: ________________________________
                                            Title: _____________________________
                                            Date: ______________________________